                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                Form 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 31, 1996

                          MID-PLAINS, INC.
          (Exact name of registrant as specified in its charter)

                             WISCONSIN
             (State or Other Jurisdiction of Incorporation)

                 0-08320                  39-0274450
                 (Commission              (IRS Employer
                 File Number)             Identification No.)

1912 Parmenter Street, P.O. Box 620070, Middleton, Wisconsin      53562-0070
(Address of principal executive offices)                          (Zip Code)

(608) 831-1000
(Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events

Registrant entered into an Agreement and Plan of Merger with Pioneer Communications, Inc., a Wisconsin corporation, effective December 31, 1996.

Item 7.  Financial Statements and Exhibits

    (c)    Exhibits

    (2.1) Agreement and Plan of Merger, dated as of December 31, 1996, by Mid-Plains, Inc. and Pioneer Communications, Inc.*


*The schedules and exhibits to this document are not being filed.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-PLAINS, INC.
By: /s/Howard Hopeman
Howard Hopeman
Vice President and
Chief Financial Officer
Date:  January 7, 1997

                AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
   December 31, 1996, ("the date hereof"), between and among the following Wisconsin corporations: Pioneer Communications, Inc. ("Pioneer") and Mid-Plains, Inc. ("Mid-Plains"). Pioneer and Mid-Plains are herein sometimes referred to collectively as the "Companies" or the "Parties," or individually as the "Party."

                    W I T N E S S E T H

     WHEREAS, the Companies consider it advantageous to establish a parent corporation, the name of which shall be selected by the Parties subsequent to the date hereof (referred to herein as the "Parent") which shall be a holding company rather than an operating company in order to realize efficiencies and economies in operations of the telephone systems of the Companies, to provide better service to their customers, and to promote the flexibility needed for expansion of the business of the Companies; and

     WHEREAS, the Boards of Directors of the respective Parties hereto deem it advisable and in the best interests of the respective Parties and their respective shareholders to merge Pioneer Acquisitions (as defined in Section 1.2 hereof) into Pioneer and to merge Mid-Plains Acquisitions (as defined in Section 1.2 hereof) into Mid-Plains in accordance with the Wisconsin Business Corporation Law and this Agreement, whereby each holder of shares of Pioneer common stock will receive four (4) shares of Parent common stock for each share presently held of Pioneer common stock, and each holder of shares of Mid-Plains common stock will receive the same number of shares of Parent common stock as those presently held of Mid-Plains; and

     WHEREAS, the Boards of Directors of the respective Parties hereto have each determined that the Merger (as defined in Section 1.2 hereof) and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under generally accepted accounting principles ("GAAP").

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions, covenants and grants herein contained, and intending to be legally bound hereby in accordance with the laws of the State of Wisconsin, the Parties hereto agree as follows:

                      ARTICLE I
                         THE MERGER

     SECTION 1.1 Formation of the Holding Company. Mid-Plains will form a Parent under the Wisconsin Business Corporation Law ("Wisconsin Law") as a wholly-owned subsidiary of Mid-Plains. At the Effective Time (defined in Section 1.4 below), Mid-Plains and Pioneer shall be wholly-owned subsidiaries of Parent as set forth in Section 1.3 hereof.

     SECTION 1.2 Formation of the Merger Subsidiaries. Parent will form under Wisconsin Law Pioneer Acquisitions, Inc. ("Pioneer Acquisitions") and Mid-Plains Acquisitions, Inc. ("Mid-Plains Acquisitions") under Wisconsin Law. Pioneer Acquisitions and Mid-Plains Acquisitions will be wholly-owned subsidiaries of Parent and shall be merged into Pioneer and Mid-Plains, respectively, (collectively, the "Merger") as set forth in
   Section 1.3 hereof. Pioneer Acquisitions and Mid-Plains Acquisitions are herein sometimes referred to collectively as the "Merger Subsidiaries." The Merger Subsidiaries will be formed solely to facilitate the Merger and will conduct no business or activity other than in connection with the Merger.

     SECTION 1.3 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and Wisconsin Law, the Merger shall be consummated, whereby Pioneer Acquisitions shall be merged with and into Pioneer, the separate corporate existence of Pioneer Acquisitions shall cease, and Pioneer shall continue as the surviving corporation which shall be a wholly-owned subsidiary of Parent; and, whereby Mid-Plains Acquisitions shall be merged with and into Mid-Plains, the separate corporate existence of Mid-Plains Acquisitions shall cease, and Mid-Plains shall continue as the surviving corporation which shall also be a wholly-owned subsidiary of Parent. Pioneer and Mid-Plains, as the surviving corporations after the Merger, are herein sometimes referred to as the "Surviving Corporations" and the Merger Subsidiaries, as the non-surviving corporations after the Merger, are herein sometimes referred to as the "Merged Corporations."
     SECTION 1.4 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII hereof and the consummation of the Closing referred to in Section 7.2(b) hereof, the Parties shall cause the Merger to be consummated by filing Articles of Merger with the Department of Financial Institutions of the State of Wisconsin with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of Wisconsin Law (the time of such filing being the "Effective Time").

     SECTION 1.5 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Surviving Corporations and the Merged Corporations shall continue with, or vest in, as the case may be, Pioneer and Mid-Plains, respectively, as the Surviving Corporations, and all debts, liabilities and duties of the Surviving Corporations and the Merged Corporations shall continue to be, or become, as the case may be, the debts, liabilities and duties of Pioneer and Mid-Plains, respectively, as the Surviving Corporations. As of the Effective Time, the Surviving Corporations shall be direct wholly-owned subsidiaries of Parent.

     SECTION 1.6 Articles of Incorporation; Bylaws; Directors and Officers of Surviving Corporations. Unless otherwise agreed by Pioneer and Mid-Plains before the Effective Time, at the Effective Time:

     (a) the Articles of Incorporation of Pioneer shall be the Articles of Incorporation of Pioneer as in effect immediately prior to the Effective Time, until thereafter amended as provided by law.

     (b) the Bylaws of Pioneer shall be the Bylaws of Pioneer immediately prior to the Effective Time, until thereafter amended as provided by law; and

     (c) the directors and officers of Pioneer immediately prior to the Effective Time shall continue to serve in their respective offices of Pioneer from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of Pioneer, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of Pioneer.

     (d) the Restated Articles of Incorporation of Mid-Plains shall be the Restated Articles of Incorporation of Mid-Plains as in effect immediately prior to the Effective Time, until thereafter amended as provided by law.

     (e) the Restated Bylaws of Mid-Plains shall be the Restated Bylaws of Mid-Plains immediately prior to the Effective Time, until thereafter amended as provided by law; and

     (f) the directors and officers of Mid-Plains immediately prior to the Effective Time shall continue to serve in their respective offices of Mid-Plains from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of Mid-Plains, such vacancy may thereafter be filled in the manner provided by law and the Restated Bylaws of Mid-Plains.

                         ARTICLE II
              EFFECT ON STOCK OF THE SURVIVING
          CORPORATIONS AND THE MERGED CORPORATIONS

     SECTION 2.1 Conversion of Securities. The manner and basis of converting the shares of common stock of the Surviving Corporations and of the Merged Corporations at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this
   Article II.

     SECTION 2.2 Conversion of Shares. (a) Each then issued and outstanding share of common stock, no par value, of Mid-Plains
   ("Mid-Plains Common Stock") and all rights in respect thereof, which shall not be deemed to include any share then held in its treasury, shall by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into one outstanding share of no par value common stock of Parent, whereupon each such share of Mid-Plains Common Stock so converted shall be deemed to be a share acquired by Mid-Plains and held in its treasury. Each such share of Parent common stock so issued shall thereupon be fully paid and nonassessable, except as provided under sec. 180.0622 of Wisconsin Law.

     (b) The then outstanding shares of common stock of Mid-Plains Acquisitions ("Mid-Plains Acquisitions Common Stock") shall, by virtue of the Merger and without any action on the part of Parent, be converted into a number of shares of Mid-Plains transferred from those deemed acquired by Mid-Plains and held in its treasury pursuant to subsection
   (a) above, equal to the number of shares of Parent common stock issued pursuant to subsection (a) above. Each such share of Mid-Plains shall thereupon be fully paid and nonassessable, except as provided under sec.
   180.0622 of Wisconsin Law.

     (c) Each then outstanding share of common stock, $.01 par value, of Pioneer ("Pioneer Common Stock") and all rights in respect thereof, which shall not be deemed to include any share then held in its treasury, shall by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into four (4) outstanding shares of no par value common stock of Parent, whereupon each such share of Pioneer Common Stock so converted shall be deemed to be a share acquired by Pioneer and held in its treasury. Each such share of Parent common stock so issued shall thereupon be fully paid and nonassessable, except as provided under sec. 180.0622 of Wisconsin Law. Such ratio of Pioneer Common Stock to Parent common stock is herein referred to as the "Exchange Ratio."

     (d)  The then outstanding shares of common stock of Pioneer
   Acquisitions shall, by virtue of the Merger and without any action on the part of Parent, be converted into the number of shares of Pioneer transferred from those deemed acquired by Pioneer and held in its treasury pursuant to subsection (c) above. Each such share of Pioneer shall thereupon be fully paid and nonassessable, except as provided under sec. 180.0622 of Wisconsin Law.

     (e)  All shares of Mid-Plains Common Stock and Pioneer Common
   Stock thereafter remaining in the Companies' respective treasuries shall be cancelled.

     (f) The 100 shares of Parent common stock owned by Mid-Plains immediately prior to the Merger shall by virtue of the Merger and without further action be deemed transferred to Parent's treasury and cancelled.

     SECTION 2.3.  Stock Certificates.  (a)  Following the Effective
   Time, each holder of an outstanding certificate or certificates theretofore representing shares of Mid-Plains Common Stock may, but shall not be required to, surrender the same to Parent for cancellation or transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of Parent common stock based on the shares of Mid-Plains Common Stock previously represented by the stock certificate(s) surrendered. Until so surrendered or presented for transfer, each outstanding certificate or certificates which prior to the Effective Time represented the Mid-Plains Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Parent common stock as though such surrender or transfer and exchange had taken place. The stock transfer books for Mid-Plains Common Stock shall be deemed to be closed at the Effective Time, and no transfer of shares of Mid-Plains Common Stock outstanding prior to and at the Effective Time shall thereafter be made on such books, provided, however, shares of Mid-Plains Common Stock owned by Parent pursuant to Section 2.2 (b) hereof or issued after the Effective Time to any holder shall be fully transferrable unless otherwise directed by the Board of Directors of Mid-Plains.

     (b) Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Pioneer Common Stock may, but shall not be required to, surrender the same to Parent for cancellation or transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the number of shares of Parent common stock as finally determined pursuant to Section 2.2 (c) hereof. Until so surrendered or presented for transfer, each outstanding certificate, which prior to the Effective Time represented Pioneer Common Stock, shall be deemed and treated for all corporate purposes to represent the ownership of the number of shares of Parent common stock finally determined pursuant to Section 2.2(c) hereof. The stock transfer books for Pioneer Common Stock shall be deemed to be closed at the Effective Time, and no transfer of shares of Pioneer Common Stock outstanding prior to and at the Effective Time shall thereafter be made on such books, provided, however, shares of Pioneer Common Stock owned by Parent pursuant to Section 2.3(d) hereof or issued after the Effective Time to any holder shall be fully transferrable unless otherwise directed by the Board of Directors of Pioneer.

     SECTION 2.4 Transfer Books. The stock transfer books of Pioneer and Mid-Plains shall be closed at the Effective Time and no transfer of any Pioneer Common Stock or Mid-Plains Common Stock will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Pioneer or Mid-Plains Common Stock that is not registered in the stock transfer records of Pioneer or Mid-Plains, respectively, at the Effective Time, a certificate or certificates representing the number of shares of Parent common stock into which such Pioneer or Mid-Plains Common Stock shall have been converted shall be issued to the transferee.

     SECTION 2.5 No Fractional Share Certificates. No scrip or fractional share certificate for Parent common stock will be issued upon the surrender for exchange of certificates evidencing Pioneer or Mid-Plains Common Stock.

                        ARTICLE III
             CERTAIN MATTERS RELATED TO PARENT

     SECTION 3.1 Articles of Incorporation of Parent and Bylaws. (a) At the Effective Time and subject to and upon the terms and conditions of this Agreement and Wisconsin Law, Parent shall cause the Articles of Incorporation of Parent to be amended and restated to read as set forth
   Schedule 3.1(a) hereto. Such amendment and restatement of the Parent Articles of Incorporation is referred to herein as the "Articles Amendment."

     (b) The Bylaws of Parent are as set forth in Schedule 3.1(b) hereto.

     SECTION 3.2 Dividends. (a) From the date hereof to the Effective Time, each of Pioneer and Mid-Plains shall coordinate with the other the declaration of, and the setting of record dates and payment dates for, dividends on Pioneer Common Stock and Mid-Plains Common Stock; provided, however, that (i) Pioneer may not declare an annualized dividend in 1996 in excess of $3.75 per share, (ii) Mid-Plains may not declare an annualized dividend in 1996 in excess of $1.08 per share, (iii) Pioneer may not declare an annualized dividend in 1997 in excess of $4.32 per share, and Mid-Plains may not declare an annualized dividend in 1997 in excess of $1.08. The Companies may declare dividends in 1997, provided they do so on a prorata quarterly basis. As such, the Companies may not declare a dividend per share for a period in 1997 consisting of less than one (1) fiscal quarter. For example, if the Effective Time is August 1, 1997, then Pioneer may declare a dividend of $2.16 per share effective immediately prior to the Effective Time, and Mid-Plains may declare a dividend of $0.54 per share immediately prior to the Effective Time, provided that neither of the Companies declared a dividend for the first fiscal quarter of 1997. Pursuant to the foregoing, dividends maybe paid prior to or subsequent to the Effective Time.

     (b) It is the present intention of the Companies that, after the Effective Time, the initial quarterly dividend per share of Parent common stock shall be at least equal to $0.27, being the quotient of the dividend paid on each share of Mid-Plains Common Stock for the last full fiscal year immediately preceding the date hereof ($1.08), divided by four (4), subject to approval and declaration thereof by the Board of Directors of Parent.

     SECTION 3.3 Headquarters. Pioneer and Mid-Plains agree that commencing at the Effective Time the headquarters of Parent shall be located in Dane County, Wisconsin.

                         ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PIONEER

     Pioneer hereby represents and warrants as of the date hereof to Mid-Plains as follows:

     SECTION 4.1 Organization and Qualification; Subsidiaries. Each of Pioneer and its Subsidiaries (as defined in Section 10.4) is a corporation duly organized, validly existing and in good standing under Wisconsin Law. Each of Pioneer and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

     SECTION 4.2 Articles of Incorporation and Bylaws. Pioneer has heretofore furnished, or otherwise made available, to Mid-Plains a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to the date hereof, of Pioneer and each of its Subsidiaries. Such Articles of Incorporation and Bylaws are in full force and effect. Neither Pioneer nor any of its Subsidiaries is in violation of any of the provisions of its respective Articles of Incorporation or, in any material respect, its Bylaws.

     SECTION 4.3 Capitalization. (a) The authorized capital stock of Pioneer consists of 500,000 shares of Pioneer Common Stock, of which, as of March 1, 1996, 173,140 shares were issued and outstanding, no shares were held in the treasury of Pioneer.

     (b) There are no outstanding obligations of Pioneer or any of Pioneer's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Pioneer.

     (c) All of the issued and outstanding shares of Pioneer Common Stock are validly issued, fully paid and nonassessable.

     (d) All the outstanding capital stock of each of Pioneer's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by Pioneer free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances, except as provided in Schedule 4.3(d). There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Pioneer or any of Pioneer's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any Pioneer Subsidiary, whether or not presently issued or outstanding, and there are no outstanding obligations of Pioneer or any of Pioneer's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Pioneer's Subsidiaries. The options discussed in Schedule 4.3(d) shall be exercised prior to the Effective Time or such options shall be void. Except for those listed in Schedule 4.3(d), Pioneer does not directly or indirectly own any equity interest in any other person (as defined in Section 10.4).

     SECTION 4.4 Authority Relative to this Agreement. Pioneer has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary shareholder approval of this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by Pioneer and the consummation by Pioneer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pioneer, subject to the approval of this Agreement by Pioneer's Shareholders required by Wisconsin Law. This Agreement has been duly executed and delivered by Pioneer and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Pioneer, enforceable against it in accordance with its terms.

     SECTION 4.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Pioneer does not, and the performance of this Agreement by Pioneer will not, (i) violate or conflict with the Articles of Incorporation or Bylaws of Pioneer, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Pioneer or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Articles of Incorporation or Bylaws of any of Pioneer's Subsidiaries, (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Pioneer or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Pioneer or any of its Subsidiaries is a party or by which Pioneer, any of such Subsidiaries or any of their respective property is bound or affected, (v) to Pioneer's knowledge, conflict with or violate any law, regulation, court order, judgment or decree applicable to any of its Material Investments (defined in Section 10.4(f) or by which such Material Investments' property is bound or affected, (vi) to Pioneer's knowledge, violate or conflict with the Articles of Incorporation or Bylaws of any of its Material Investments, or (vii) to Pioneer's knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any of its Material Investments pursuant to, or result in the loss of any material benefit under, or require the consent of any other party to, any permit, license or franchise to which any of its Material Investments is a party or by which any of such Material Investments or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), (iv), (v),
   (vi) or (vii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Pioneer.

     (b) Except for applicable requirements, if any, of state regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, filing and recordation of appropriate merger or other documents as required by Wisconsin Law and any filings required pursuant to any state securities or "blue sky" laws, neither Pioneer nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by Pioneer or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     SECTION 4.6 SEC Filings, Financial Statements. (a) Pioneer is exempt from filing any and all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") under the Exchange Act (as defined in Section 10.4 hereof).

     (b) The financial statements, including all related notes and schedules, contained in the 1995 Annual Report (or incorporated by reference therein) fairly present the consolidated financial position of Pioneer and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Pioneer and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 4.7 Absence of Certain Changes or Events. Since December 31, 1995, Pioneer and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Pioneer or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Pioneer (by way of illustration, Pioneer has not incurred any material financial obligations other than those shown on its December 31, 1995 balance sheet), and Pioneer and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     SECTION 4.8 Litigation. Except as listed in Schedule 4.8, there are no claims, actions, suits, proceedings or investigations pending or, to Pioneer's knowledge, threatened against Pioneer or any of its Subsidiaries, or any properties or rights of Pioneer or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, as to which there is more than a remote possibility of an adverse judgment or determination against Pioneer or any of its Subsidiaries or any properties or rights of Pioneer or any of its Subsidiaries.

     SECTION 4.9 No Violation of Law. The business of Pioneer and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any governmental or judicial entity (including any self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, authorizations or consents that are granted by any government or judicial entity (including any self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Pioneer. No investigation or review by any governmental or regulatory entity (including any self-regulatory body) with respect to Pioneer or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Pioneer's knowledge, threatened, nor has any governmental or regulatory entity (including any self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Pioneer. Neither Pioneer nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on Pioneer, nor has Pioneer or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this
   Section 4.9 are being made with respect to Environmental Laws.

     SECTION 4.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Pioneer for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Parent in connection with the issuance of shares of Parent common stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Pioneer for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Pioneer and Mid-Plains Shareholders to be held in connection with the Merger, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to Shareholders and at the times of the Pioneer Shareholders' meeting and the Mid-Plains Shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Mid-Plains) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.11   Employee Matters; ERISA.  (a) Set forth on
   Schedule 4.11 hereto is a true and complete list of all employee benefit plans covering present and former employees or directors of Pioneer and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation bonuses, stock options, restricted stock plans, incentive compensation, severance or change in control agreements and any other material benefit arrangements or payroll practices (collectively, the "Pioneer Benefit Plans").

     (b) With respect to the Pioneer Benefit Plans, individually and in the aggregate, no event has occurred and, to Pioneer's knowledge, there does not now exist any condition or set of circumstances, that could subject Pioneer or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Pioneer or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

     (c) Except as set forth on Schedule 4.11 hereto, none of the Pioneer Benefit Plans that are "welfare plans" within the meaning of
   Section 3 (1) of ERISA provides for any retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

     (d) Pioneer has made available to Mid-Plains a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which Pioneer or any of its Subsidiaries is a party or under which Pioneer or any of its Subsidiaries has obligations and, with respect to each Pioneer Benefit Plan, where applicable, (i) such plan (but only to the extent such plan is intended to be covered by Section 401 of the Code) and summary plan description,
   (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement (including all material amendments to each such trust agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such Pioneer Benefit Plan, and (v) the most recent actuarial report or valuation.

     (e) Except as set forth on Schedule 4.11 hereto, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Pioneer or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Pioneer Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither Pioneer nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Pioneer or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii) (A) or (B) of this sentence.

     (f) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Pioneer Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (g) Neither Pioneer nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Pioneer Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code or which could constitute a breach of fiduciary duty, in each case applicable to Pioneer or any Pioneer Benefit Plan and which would result in a Material Adverse Effect on Pioneer.

     (h) No Pioneer Benefit Plan subject to Section 412 of the Code has incurred any now existing "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Pioneer nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Pioneer Benefit Plan. Neither Pioneer nor any of its Subsidiaries is a party to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3 (37) of ERISA) for which there is any outstanding liability.

     SECTION 4.12   Labor Matters.  Except as disclosed on Schedule
   4.12 hereto, neither Pioneer nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Pioneer or any of its Subsidiaries as an exclusive bargaining representative for employees of Pioneer or any of its Subsidiaries. Except as disclosed on Schedule 4.12 hereto, to Pioneer's knowledge, there is no current union representation question involving employees of Pioneer or any of its Subsidiaries, nor does Pioneer have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither Pioneer nor any of its Subsidiaries has made any commitment not contained in the collective bargaining agreements listed on Schedule 4.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by Pioneer or any of its Subsidiaries to Mid-Plains, to any joint venture of Mid-Plains, or to any Subsidiary of Mid-Plains (other than Pioneer or its Subsidiaries). Except as disclosed on Schedule 4.12 hereto, (i) there is no material active arbitration under any collective bargaining agreements involving Pioneer or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Pioneer or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to Pioneer's knowledge, threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of Pioneer or any of its Subsidiaries pending or, to Pioneer's knowledge, threatened, against or involving Pioneer or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving Pioneer or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, (v) there is no arbitration, administrative agency proceeding, suit or claim pending, or, to Pioneer's knowledge, threatened, involving the "New Businesses", "Neutrality Letter", and "Old Business Letter" provisions contained in any collective bargaining agreement to which Pioneer or any of its Subsidiaries is a party, and (vi) there is no material proceeding, claim, suit, action or governmental investigation pending or, to Pioneer's knowledge, threatened, in respect of which any director, officer, employee or agent of Pioneer or any of its Subsidiaries is or may be entitled to claim indemnification from Pioneer or such Pioneer Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 4.12 hereto. For purposes of this Section 4.12, "material" refers to any liability which could reasonably be expected to exceed $50,000.

     SECTION 4.13   Environmental Matters.  Except as set forth on
   Schedule 4.13 hereto:

      (a) To Pioneer's knowledge, Pioneer and each of its Subsidiaries is in compliance with all applicable Environmental Laws (as defined below) and neither Pioneer nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Pioneer or any of its Subsidiaries is not in compliance with applicable Environmental Laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect on Pioneer.

     (b) To Pioneer's knowledge, Pioneer and each of its Subsidiaries has obtained or has applied for all material environmental, health and safety permits, licenses, variances, approvals and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Pioneer and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits. To Pioneer's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of Pioneer or any of its Subsidiaries with such Environmental Permits. Neither Pioneer nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Mid-Plains or one of its Subsidiaries, where such action is necessary to maintain compliance with Environmental Laws in all material respects.

     (c) To Pioneer's knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by Pioneer or any of its Subsidiaries.

     (d) To Pioneer's knowledge, there is no material Environmental
   Claim (as defined below) pending or threatened (i) against Pioneer or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Pioneer or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Pioneer or any of its Subsidiaries owns, leases or manages, in whole or in part.

     (e) To Pioneer's knowledge, there have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any material Environmental Claim against Pioneer or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim Pioneer or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (f) To Pioneer's knowledge, with respect to any predecessor of Pioneer or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material
   Environmental Claim against Pioneer or any of its Subsidiaries.

     (g) To Pioneer's knowledge, Pioneer has disclosed to Mid-Plains all material facts which Pioneer reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Pioneer and its Subsidiaries which Pioneer believes will or is reasonably likely to result in a Material Adverse Effect on Pioneer.

     (h) To Pioneer's knowledge, neither Pioneer nor any of its Subsidiaries, nor any owner of premises leased or operated by Pioneer or any of its Subsidiaries, has filed any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state or local equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry.

     (i) To Pioneer's knowledge, none of the properties owned, leased or operated by Pioneer, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites (the "NPL"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any other comparable state or local environmental database (excluding easements that transgress such Superfund or CERCLIS sites).

     (j) To Pioneer's knowledge, the Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

     For purposes of this Section 4.13 and Section 5.13 hereof:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Pioneer or any of its Subsidiaries (for purposes of this Section 4.13) or by Mid-Plains or any of its Subsidiaries (for purposes of
        Section 5.13 hereof) (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

          (iii) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls ("PCBs");
        (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

     SECTION 4.14 Board Action; Vote Required. (a) The Board of Directors of Pioneer has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Pioneer and its Shareholders and has resolved to recommend to such Shareholders that they vote in favor thereof.

     (b) The approval of this Agreement by a majority of the votes entitled to be cast by all holders of Pioneer Common Stock is the only vote of the holders of any class or series of the capital stock of Pioneer required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 4.15 Opinion of Financial Advisor. Pioneer shall receive the opinion of an investment banker or other qualified entity to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Pioneer Common Stock.

     SECTION 4.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pioneer or any of its Subsidiaries.

     SECTION 4.17   Tax Matters.  Except as set forth on Schedule
   4.17 hereto:

     (a) All federal tax returns and tax reports required to be filed by Pioneer or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (b) All state and local tax returns and tax reports required to be filed by Pioneer or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (c) The tax returns and tax reports referred to in subparts (a) and
   (b) of this Section 4.17 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Pioneer and its Subsidiaries required to be shown thereon;

     (d) All federal, state and local and foreign income, profits, franchise, property, sales, use and other taxes (including interest and penalties) shown as due on those tax returns and tax reports referred to in subparts (a) and (b) of this Section 4.17 which have been or will be filed by the Effective Time, whether or not such amounts are referred to or shown on any tax returns or tax reports referred to in Section 4.17
   (a) or (b) hereof, have been or will be fully paid or adequately reflected as a liability on Pioneer's or its Subsidiaries' books and records on or prior to the Closing Date;

     (e) With respect to any period for which tax returns and tax reports have not yet been filed, or for which taxes are not yet due or owing, Pioneer and its Subsidiaries have made due and sufficient accruals for such taxes in their respective books and records and financial statements;

     (f) The representations and warranties contained in the Pioneer Officer's Certificate attached hereto as Schedule 4.17(f) are true and correct, and will be correct as of the Effective Time; and

     (g) Pioneer has not taken or agreed to take any action that would
   (a) prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code, or (b) make untrue any representation or warranty contained in the Officer's Certificate referred to in Section 4.17(f) hereof.

     SECTION 4.18 Intellectual Property. To Pioneer's knowledge, neither Pioneer nor any of its Subsidiaries utilizes or has utilized any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Pioneer or its Subsidiaries in their operations, and, to the knowledge of Pioneer, neither Pioneer nor any of its Subsidiaries infringes upon or unlawfully or wrongfully uses any patent, trademark, tradename, service mark, copyright or trade secret owned or validly claimed by another.

     SECTION 4.19 Insurance. Except as set forth on Schedule 4.19 hereto, each of Pioneer and each of its Subsidiaries is, and has been continuously since the later of January 1, 1985 or the date of incorporation, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Pioneer and its Subsidiaries during such time period.

     SECTION 4.20 Ownership of Securities. As of the date hereof, neither Pioneer nor, to Pioneer's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Mid-Plains, which in the aggregate represent 10% or more of the outstanding shares of Mid-Plains Common Stock, nor (b) is an "interested stockholder" of Mid-Plains within the meaning of Section 180.1140(8) of Wisconsin Law.

     SECTION 4.21 Certain Contracts. (a) All contracts described in Item 601 (b) (10) of Regulation S-K to which Pioneer or its Subsidiaries is a party or may be bound ("Pioneer Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither Pioneer nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Pioneer Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Pioneer. True and complete copies of all Pioneer Contracts have been delivered to Mid-Plains or made available for inspection.

     (b) Set forth on Schedule 4.21 hereto is a list of each contract, agreement or arrangement to which Pioneer or any of its Subsidiaries is a party or may be bound and (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby in a manner which, individually or in the aggregate with all such other contracts, agreements or arrangements would reasonably be expected to result in a Material Adverse Effect on Pioneer; (ii) is an arrangement limiting or restraining Mid-Plains, Pioneer, any Mid-Plains or Pioneer Subsidiary or any successor thereto from engaging or competing in any business which has, or could reasonably be expected to have in the foreseeable future, a Material Adverse Effect on Pioneer; or (iii) to Pioneer's knowledge, is an arrangement limiting or restraining Mid-Plains, Pioneer or any of their respective Subsidiaries or any successor thereto from engaging or competing in any business.

     SECTION 4.22 Certain Regulatory Matters. (a) Except as disclosed on Schedule 4.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to Pioneer's knowledge, threatened, before any court, administrative, governmental or regulatory body in which any of the following matters are being considered, nor has Pioneer or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

     (b) Except as disclosed on Schedule 4.22 hereto, neither Pioneer nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon Pioneer and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers or
   (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization.

     SECTION 4.23 SFAS 106 Matters. To Pioneer's knowledge, the accrual by Pioneer at the Effective Time of the portion of its remaining transition obligation under Statement of Financial Accounting Standards No. 106 which it is required to accrue at such time will not adversely affect the ability of Pioneer to declare and pay annual dividends to Parent after the Effective Time in the same amounts as Pioneer paid to its Shareholders on an annual basis prior to the Effective Time.

                        ARTICLE V
        REPRESENTATIONS AND WARRANTIES OF MID-PLAINS

     Mid-Plains hereby represents and warrants as of the date hereof to Pioneer as follows:

     SECTION 5.1 Organization and Qualification; Subsidiaries. Each of Mid-Plains and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of Wisconsin. Each of Mid-Plains and its Subsidiaries has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

     SECTION 5.2 Articles of Incorporation or Organization and Bylaws or Operating Agreement. Mid-Plains has heretofore furnished, or otherwise made available, to Pioneer a complete and correct copy of the Articles of Incorporation and the Bylaws or Articles of Organization and Operating Agreement (collectively, its "Organizational Documents"), each as amended to the date hereof, of Mid-Plains and each of its Subsidiaries. Such Organizational Documents are in full force and effect. Neither Mid-Plains nor any of its Subsidiaries is in violation of any of the provisions of its respective Organizational Documents in any material respect.

     SECTION 5.3 Capitalization. (a) The authorized capital stock of Mid-Plains consists of (i) 25,000,000 shares of Mid-Plains Common Stock, of which, as of December 31, 1995, 1,982,960 shares were issued and outstanding, no shares were held in the treasury of Mid-Plains and except as set forth on Schedule 5.3, after the date hereof or, as permitted by
   Section 6.2 hereof, (i) since December 31, 1995, no shares of Mid-Plains Common Stock have been issued, and (ii) there are no outstanding
   Mid-Plains Equity Rights. For purposes of this Agreement, Mid-Plains Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character
   (contingent or otherwise) to purchase or otherwise acquire from Mid-Plains or any of Mid-Plains' Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Mid-Plains ("Mid-Plains Equity Rights"). Schedule 5.3 hereto sets forth a complete and accurate list of certain information with respect to all outstanding Mid-Plains Equity Rights as of December 31, 1995. Since December 31, 1995, no Mid-Plains Equity Rights have been issued except as set forth on Schedule 5.3, or, after the date hereof, as permitted by
   Section 6.2 hereof.

     (b) Except as set forth on Schedule 5.3(b), or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of Mid-Plains or any of Mid-Plains' Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Mid-Plains.

     (c) All of the issued and outstanding shares of Mid-Plains Common Stock are validly issued, fully paid and nonassessable.

     (d) All the outstanding capital stock or interests of each of Mid-Plains' Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by Mid-Plains free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 5.3, or hereafter issued or entered into in accordance with Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Mid-Plains or any of Mid-Plains' Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or interests of any Mid-Plains' Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by Mid-Plains), and there are no outstanding obligations of Mid-Plains or any of Mid-Plains' Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or interests of any of Mid-Plains' Subsidiaries. Except for (i) its Subsidiaries and Material Investments, (ii) immaterial amounts of equity securities acquired, in the capacity of creditor, in bankruptcy proceedings, (iii) equity interests held by Material Investments and Jointly Held Persons, (iv) investments of persons in which Mid-Plains has less than a 10% interest and (v) equity interests disclosed on Schedule 5.3 hereto or hereafter acquired as permitted under Section 6.2 hereof, Mid-Plains does not directly or indirectly own any equity interest in any other person.

     SECTION 5.4 Authority Relative to this Agreement. Mid-Plains has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary shareholder approval of the Merger Agreement, the issuance of Mid-Plains Common Stock pursuant to the Merger Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by Mid-Plains and the consummation by Mid-Plains of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mid-Plains, subject to the approval of this Agreement by Mid-Plains' Shareholders required by Wisconsin Law. This Agreement has been duly executed and delivered by Mid-Plains and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Mid-Plains, enforceable against it in accordance with its terms.

     SECTION 5.5 No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 5.5 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by Mid-Plains does not, and the performance of this Agreement by Mid-Plains will not, (i) violate or conflict with the Restated Articles of Incorporation or Bylaws of Mid-Plains, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Mid-Plains or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Organizational Documents of any of Mid-Plains' Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Mid-Plains or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Mid-Plains or any of its Subsidiaries is a party or by which Mid-Plains, any of such Subsidiaries or any of their respective property is bound or affected, (v) to Mid-Plains' knowledge, conflict with or violate any law, regulation, court order, judgment or decree applicable to any of its Material Investments or by which such Material Investments' property is bound or affected, (vi) to Mid-Plains' knowledge, violate or conflict with the Organizational Documents of any of its Material Investments, or (vii) to Mid-Plains' knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any of its Material Investments pursuant to, or result in the loss of any material benefit under, or require the consent of any other party to, any permit, license or franchise to which any of its Material Investments is a party or by which any of such Material Investments or any of their respective property is bound or affected, except, in the case of clauses (ii),
   (iii), (iv), (v), (vi) or (vii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Mid-Plains.

     (b) Except as listed on Schedule 5.5 and except for applicable requirements, if any, of regulatory laws and commissions in Wisconsin, the Federal Communications Commission, the Exchange Act, filing and recordation of appropriate merger or other documents as required by Wisconsin Law and any filings required pursuant to Wisconsin state securities or "blue sky" laws, neither Mid-Plains nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Mid-Plains or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     SECTION 5.6 SEC Filings; Financial Statements. (a) Mid-Plains has filed all forms, reports and documents required to be filed with the SEC since January 1, 1993, and has heretofore delivered or made available to Pioneer, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995, (ii) all proxy statements relating to Mid-Plains' meetings of Shareholders (whether annual or special) held since January 1, 1993, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1995, and (iv) all other reports or registration statements filed by Mid-Plains with the SEC since January 1, 1993 (collectively, the "Mid-Plains SEC Reports"). The Mid-Plains SEC Reports (i) were prepared substantially in accordance with the requirements of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Mid-Plains SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Mid-Plains and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Mid-Plains and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments, except that Mid-Plains has taken a $1.8 million one-time extraordinary charge as a result of Mid-Plains going off of FAS 71.

     SECTION 5.7 Absence of Certain Changes or Events. Except as disclosed in the Mid-Plains SEC Reports filed prior to the date hereof and on Schedule 5.7, since December 31, 1995, Mid-Plains and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Mid-Plains or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Mid-Plains, and Mid-Plains and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     SECTION 5.8 Litigation. Except as listed on Schedule 5.8, there are no claims, actions, suits, proceedings or investigations pending or, to Mid-Plains' knowledge, threatened against Mid-Plains or any of its Subsidiaries, or any properties or rights of Mid-Plains or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, as to which there is more than a remote possibility of an adverse judgment or determination against Mid-Plains or any of its Subsidiaries or any properties or rights of Mid-Plains or any of its Subsidiaries except (a) as disclosed on Schedule
   5.8 hereto, (b) as disclosed on Schedules 5.9, 5.12, 5.13 or 5.22 hereto, and (c) cases in which neither Mid-Plains nor any of its Subsidiaries is a named defendant. With respect to tax matters, litigation shall not be deemed threatened unless a tax authority has delivered a written notice of deficiency to Mid-Plains or any of its Subsidiaries.

     SECTION 5.9 No Violation of Law. The business of Mid-Plains and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Mid-Plains. Except as disclosed in Mid-Plains SEC Reports and as set forth on
   Schedule 5.9 hereto, no investigation or review by any governmental or regulatory entity (including any self-regulatory body) with respect to Mid-Plains or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Mid-Plains's knowledge, threatened, nor has any governmental or regulatory entity (including any self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Mid-Plains. Except as set forth on Schedule 5.9 hereto, neither Mid-Plains nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on Mid-Plains, nor has Mid-Plains or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this
   Section 5.9 are being made with respect to Environmental Laws.

     SECTION 5.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Mid-Plains for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Mid-Plains for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to Shareholders and at the times of the Pioneer Shareholders' meeting and the Mid-Plains Shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Pioneer) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 5.11   Employee Matters; ERISA.  (a) Set forth on
   Schedule 5.11 hereto is a true and complete list of all employee benefit plans covering present and former employees or directors of Mid-Plains and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation bonuses, stock options, restricted stock plans, incentive compensation, severance or change in control agreements and any other material benefit arrangements or payroll practices (collectively, the "Mid-Plains Benefit Plans").

     (b) All contributions and other payments required to be made by Mid-Plains or any of its Subsidiaries to or under any Mid-Plains Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Mid-Plains Financial Statements.

     (c) Each of the Mid-Plains Benefit Plans intended to be "qualified" within the meaning of Section 401 (a) of the Code has been determined by the IRS to be so qualified, and, to Mid-Plains' knowledge, no circumstances exist that could reasonably be expected by Mid-Plains to result in the revocation of any such determination. Mid-Plains is in compliance in all material respects with, and each of the Mid-Plains Benefit Plans is and has been operated in all material respects in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code. Each Mid-Plains Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code and other Legal Requirements to the extent required to provide such income tax benefits.

     (d) With respect to the Mid-Plains Benefit Plans, individually and in the aggregate, no event has occurred and, to Mid-Plains' knowledge, there does not now exist any condition or set of circumstances, that could subject Mid-Plains or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Mid-Plains or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

     (e) Except as set forth on Schedule 5.11 hereto, none of the Mid-Plains Benefit Plans that are "welfare plans" within the meaning of
   Section 3 (1) of ERISA provides for any retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

     (f) Except as set forth on Schedule 5.11 hereto, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Mid-Plains or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Mid-Plains Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither Mid-Plains nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance plan (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA),
   (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Mid-Plains or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii) (A) or (B) of this sentence.

     (g) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Mid-Plains Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (h) Neither Mid-Plains nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Mid-Plains Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502 (i) of ERISA or a tax imposed by Section 4975 of the Code or which could constitute a breach of fiduciary duty, in each case applicable to Mid-Plains or any Mid-Plains Benefit Plan and which would result in a Material Adverse Effect on Mid-Plains.

     (i) No Mid-Plains Benefit Plan subject to Section 412 of the Code has incurred any now existing "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Mid-Plains nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Mid-Plains Benefit Plan. Neither Mid-Plains nor any of its Subsidiaries is a party to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA) for which there is any outstanding liability.

     SECTION 5.12   Labor Matters.  Except as disclosed on Schedule
   5.12 hereto, neither Mid-Plains nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Mid-Plains or any of its Subsidiaries as an exclusive bargaining representative for employees of Mid-Plains or any of its Subsidiaries. Except as disclosed on Schedule 5.12 hereto, to Mid-Plains' knowledge, there is no current union representation question involving employees of Mid-Plains or any of its Subsidiaries, nor does Mid-Plains have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees.

     SECTION 5.13   Environmental Matters.  Except as set forth on
   Schedule 5.13 hereto or in the Mid-Plains SEC Reports filed prior to the date hereof:

     (a) To Mid-Plains' knowledge, Mid-Plains and each of the Mid-Plains Subsidiaries is in compliance with all applicable Environmental Laws and neither Mid-Plains nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Mid-Plains or any of its Subsidiaries is not in compliance with applicable Environmental Laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect on Mid-Plains.

     (b) To Mid-Plains' knowledge, Mid-Plains and each of its Subsidiaries has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Mid-Plains and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits. To Mid-Plains' knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of Mid Plains or any of its Subsidiaries with such Environmental Permits.

     (c) To Mid-Plains' knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by Pioneer or any of its Subsidiaries.

     (d) To Mid-Plains' knowledge, there is no material Environmental
   Claim pending or threatened (i) against Mid-Plains or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Mid-Plains or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Mid-Plains or any of its Subsidiaries owns, leases or manages, in whole or in part.

     (e) To Mid-Plains' knowledge, there have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against Mid-Plains or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim Mid-Plains or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (f) To Mid-Plains' knowledge, with respect to any predecessor of Mid-Plains or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material
   Environmental Claim against Mid-Plains or any of its Subsidiaries.

     (g) To Mid-Plains' knowledge, Mid-Plains has disclosed to Pioneer all material facts which Mid-Plains reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Mid-Plains and its Subsidiaries which Mid-Plains believes will or is reasonably likely to result in a Material Adverse Effect on Mid-Plains.

     (h) To Mid-Plains' knowledge, neither Mid-Plains nor any of its Subsidiaries, nor any owner of premises leased or operated by Mid-Plains or any of its Subsidiaries has filed any notice with respect to such premises under federal, state or local law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state, or local equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry.

     (i) To Mid-Plains' knowledge, none of the properties owned, leased or operated by Mid-Plains, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the NPL, CERCLIS or any other comparable state or local environmental database (excluding easements that transgress such Superfund Sites listed on the NPL or CERCLIS sites).

     (j) To Mid-Plains' knowledge, the Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

     SECTION 5.14 Board Action; Vote Required. (a) The Board of Directors of Mid-Plains has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Mid-Plains and its Shareholders and has resolved to recommend to such Shareholders that they vote in favor thereof.

     (b) The approval of this Agreement by a majority of the votes cast thereon, provided that the total votes cast thereon represents over 50% in interest of all securities of Mid-Plains entitled to vote thereon, is the only vote of the holders of any class or series of the capital stock of Mid-Plains required to approve this Agreement, the Merger, and the other transactions contemplated hereby.

     SECTION 5.15 Opinion of Financial Advisor. Mid-Plains shall receive the opinion of Edelman & Co., Ltd. to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Mid-Plains Common Stock.

     SECTION 5.16 Brokers. Except for Edelman & Co., Ltd., the arrangements with which have been disclosed to Pioneer prior to the date hereof, who has been engaged by Mid-Plains, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Mid-Plains or any of its Subsidiaries.

     SECTION 5.17   Tax Matters.  Except as set forth on Schedule
   5.17 hereto:

     (a) All material federal and foreign tax returns and tax reports required to be filed by Mid-Plains or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (b) All material state and local tax returns and tax reports required to be filed by Mid-Plains or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (c) The tax returns and tax reports referred to in subparts (a) and
   (b) of this Section 5.17 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Mid-Plains and its Subsidiaries required to be shown thereon;

     (d) All material federal, state, and local income, profits, franchise, property, sales, use and other taxes (including interest and penalties) shown as due on those tax returns and tax reports referred to in subparts (a) and (b) of this Section 5.17 which have been or will be filed by the Effective Time, as well as any material foreign withholding taxes imposed on or in respect of any amounts paid to or by Mid-Plains or any of its Subsidiaries, whether or not such amounts or withholding taxes are referred to or shown on any tax returns or tax reports referred to in Section 5.17(a) or (b) hereof, have been or will be fully paid or adequately reflected as a liability on Mid-Plains' or its Subsidiaries' books and records on or prior to the Closing Date;

     (e) With respect to any period for which tax returns and tax reports have not yet been filed, or for which taxes are not yet due or owing, Mid-Plains and its Subsidiaries have made due and sufficient accruals for such taxes in their respective books and records and financial statements;

     (f) The representations and warranties contained in the Mid-Plains Officer's Certificate attached hereto as Schedule 5.17(f) are true and correct; and

     (g) Mid-Plains has not taken or agreed to take any action that would (a) prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code, or (b) make untrue any representation or warranty contained in the Officer's Certificate referred to in Section 5.17(f) hereof.

     SECTION 5.18 Intellectual Property. To Mid-Plains' knowledge, neither Mid-Plains nor any of its Subsidiaries utilizes or has utilized any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Mid-Plains or its Subsidiaries in their operations, and, to the knowledge of Mid-Plains, neither Mid-Plains nor any of its Subsidiaries infringes upon or unlawfully or wrongfully uses any patent, trademark, tradename, service mark, copyright or trade secret owned or validly claimed by another.

     SECTION 5.19 Insurance. Except as set forth on Schedule 5.19 hereto, Mid-Plains and each of its Subsidiaries is, and has been continuously since January 1, 1985 (or such later date as such Subsidiary was organized or acquired by Mid-Plains), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Mid-Plains and its Subsidiaries during such time period. Except as set forth on such Schedule 5.19, since January 1, 1993, neither Mid-Plains nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Mid-Plains or its Subsidiaries. The insurance policies of Mid-Plains and its Subsidiaries are valid and enforceable policies.

     SECTION 5.20 Ownership of Securities. As of the date hereof, neither Mid-Plains nor, to Mid-Plains' knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Pioneer, which in the aggregate represent 10% or more of the outstanding shares of Pioneer Common Stock, nor (b) is an "interested stockholder" of Pioneer within the meaning of Section 180.1140(8) of the Wisconsin Law.

     SECTION 5.21   Certain Contracts.  All contracts described in
   Item 601 (b) (10) of Regulation S-K to which Mid-Plains or its Subsidiaries is a party or may be bound ("Mid-Plains Contracts") have been filed as exhibits to, or incorporated by reference in, Mid-Plains' Annual Report on Form 10-K for the year ended December 31, 1995. All Mid-Plains Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither Mid-Plains nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Mid-Plains Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Mid-Plains. True and complete copies of all Mid-Plains Contracts have been delivered to Pioneer or made available for inspection.

     SECTION 5.22 Certain Regulatory Matters. (a) Except as disclosed on Schedule 5.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to Mid-Plains' knowledge, threatened, before any court, administrative, governmental or regulatory body in which any of the following matters are being considered, nor has Mid-Plains or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation:
   (i) reduction of rates charged to customers; (ii) reduction of earnings;
   (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

     (b) Except as disclosed on Schedule 5.22 hereto, neither Mid-Plains nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon Mid-Plains and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers or
   (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements to or by any court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization.

     SECTION 5.23 SFAS 106 Matters. To Mid-Plains' knowledge, the accrual by Mid-Plains at the Effective Time of the portion of its remaining transition obligation under Statement of Financial Accounting Standards No. 106 which it is required to accrue at such time will not adversely affect the ability of Mid-Plains to declare and pay annual dividends to Parent after the Effective Time in the same amounts as Mid-Plains paid to its Shareholders on an annual basis prior to the Effective Time.

                       ARTICLE VI
                  CONDUCT OF INDEPENDENT
               BUSINESSES PENDING THE MERGER

     SECTION 6.1 Transition Planning. Dean W. Voeks and Douglas J. Timmerman, as President of Mid-Plains and Pioneer, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. If either such person ceases to be President of his respective company for any reason, such person's successor as President shall assume his predecessor's responsibilities under this Section 6.1. During the period between the date hereof and the Effective Time, Messrs. Voeks and Timmerman jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of Parent, Mid-Plains and Pioneer after the Effective Time, and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law.

     SECTION 6.2 Conduct of Business in the Ordinary Course. Each of Pioneer and Mid-Plains covenants and agrees that, subject to the provisions of Section 7.11 hereof, between the date hereof and the Effective Time, unless the other shall otherwise consent in writing, and except as described on Schedule 6.2 hereto or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each of Pioneer and Mid-Plains and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.2 hereto or as otherwise expressly contemplated by this Agreement, each of Pioneer and Mid-Plains agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

     (a) (i) except for grants of rights to acquire common stock given to employees of Mid-Plains and its Subsidiaries under the Mid-Plains Stock Purchase Plan, which shall not exceed the amounts set forth on
   Schedule 5.11 hereto: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries; (ii) amend or propose to amend the Organizational Documents of such Party or any of its Subsidiaries or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Pioneer Common Stock or Mid-Plains Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Pioneer Common Stock or Mid-Plains Common Stock; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(a);

     (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly owned Subsidiary of such Party as of the date hereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule
   6.2 hereto; (iv) enter into any agreement, contract or commitment which involves an amount in excess of $50,000 individually for Pioneer or $200,000 individually for Mid-Plains, or as part of a series of related transactions, except for agreements, contracts and commitments entered into (A) in the ordinary course of business of operating the wireline, directory publishing or cellular business of Pioneer or Mid-Plains, as the case may be, or (B) in accordance with the then current business plan for any of the other existing businesses of Pioneer or Mid-Plains, as the case may be; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(b);

     (c) take any action with respect to the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such Party in effect on the date hereof) or with respect to any increase in benefits payable under its severance or termination pay policies, or stay, bonus or other incentive arrangements in effect on the date hereof.

     (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Pioneer Benefit Plan or Mid-Plains Benefit Plan, as the case may be) under any Pioneer Benefit Plan or any Mid-Plains Benefit Plan, as the case may be, to any director or employee of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any Pioneer Benefit Plan or Mid-Plains Benefit Plan, as the case may be, or enter into or amend any employment or consulting agreement of the type which would be required to be disclosed hereunder pursuant to Section 4.11 hereof with respect to Pioneer or Section 5.11 hereof with respect to Mid-Plains, or grant or establish any new awards under any such existing Pioneer Benefit Plan or Mid-Plains Benefit Plan or agreement (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

     (e) change in any material respect its accounting policies, methods or procedures except as required by GAAP;

     (f) do any act or omit to do any act which would cause a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a Material Adverse Effect;

     (g) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

     (h) take any action that would (i) prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code; (ii) make untrue any representation or warranty contained, in the case of Pioneer and its Subsidiaries, in the Officer's Certificate set forth on Schedule 4.17(f) and, in the case of Mid-Plains and its Subsidiaries, in the Officer's Certificate set forth on Schedule 5.17(f); or (iii) prevent or impede the Merger from qualifying as a pooling of interests for accounting purposes;

     (i) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to increases in employee compensation;

     (j) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect.

     Pioneer and Mid-Plains agree that any written approval obtained under this Section 6.2 may be relied upon by the other Party if signed by the President or any other executive officer of the Party providing such written approval.

     SECTION 6.3 No Solicitation. From and after the date hereof, Pioneer, without the prior written consent of Mid-Plains, will not, and will not authorize or permit any of its Party Representatives (as defined in Section 7.5 hereof) to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; as used herein, "Acquisition Proposal" shall mean a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Pioneer, or any Subsidiary of Pioneer or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of or any Subsidiary of Pioneer.

     SECTION 6.4    Subsequent Financial Statements.  Prior to the
   Effective Time, Pioneer and Mid-Plains will consult with the other prior to making publicly available its financial results for any period. The respective audited financial statements and unaudited interim financial statements of each of Pioneer and Mid-Plains, as the case may be, will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     SECTION 6.5 Control of Operations. Nothing contained in this Agreement shall give Mid-Plains, directly or indirectly, the right to control or direct Pioneer's operations prior to the Effective Time. Nothing contained in this Agreement shall give Pioneer, directly or indirectly, the right to control or direct Mid-Plains' operations prior to the Effective Time. Prior to the Effective Time, each of Mid-Plains and Pioneer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                       ARTICLE VII
                   ADDITIONAL AGREEMENTS

     SECTION 7.1    Joint Proxy Statement and the Registration Statement.
   (a) As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of Mid-Plains Common Stock and Pioneer Common Stock, the Joint Proxy Statement, provided, however, that Pioneer and Mid-Plains shall not mail or otherwise furnish the Joint Proxy Statement to their respective Shareholders unless and until they have received notice from the SEC that the Registration Statement is effective under the 1933 Act.

     (b) The Parties will cooperate in the preparation of the Joint
   Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable. However, Mid-Plains shall be responsible for preparing the Registration Statement and Joint Proxy Statement.

     SECTION 7.2 Pioneer and Mid-Plains Shareholders' Meetings and Consummation of the Merger. (a) At the earliest reasonably practicable time following the execution and delivery of this Agreement, each of Pioneer and Mid-Plains shall promptly take all action necessary in accordance with Wisconsin Law and its Articles of Incorporation and Bylaws to convene a Shareholders' Meeting. The shareholder vote or consent required for approval of this Agreement will be no greater than that contemplated by Sections 4.14(b) and 5.14(b) hereof. Each of Pioneer and Mid-Plains shall use all commercially reasonable efforts to solicit from its respective Shareholders proxies to be voted at its Shareholders Meeting in favor of this Agreement pursuant to the Joint Proxy Statement and, subject to the fiduciary duties of its Board of Directors, each of Pioneer and Mid-Plains shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of this Agreement and the Merger. Each of the Parties shall take all other action necessary or, in the opinion of the other Parties, advisable to promptly and expeditiously secure any vote or consent of Shareholders required by Wisconsin Law, and such Party's Articles of Incorporation and Bylaws to effect the Merger.

     (b) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VIII hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Wisconsin Law and deliver to and file with the Department of Financial Institutions of the State of Wisconsin such instruments and agreements as may be required by Wisconsin Law and the Parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filings referred to in this Section 7.2(b), a closing (the "Closing") will be held at the offices of Mid-Plains (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in
   Article VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

     SECTION 7.3    Additional Agreements.   Each of the Parties will
   comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.


     SECTION 7.4 Notification of Certain Matters. Each of Pioneer and Mid-Plains shall give prompt notice to the other of the following:

     (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

     (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

     (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     SECTION 7.5 Access to Information. (a) From the date hereof to the Effective Time, each of Pioneer and Mid-Plains shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

     (b) Each of Pioneer and Mid-Plains agrees that all information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of June 16, 1996 between Pioneer and Mid-Plains (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     SECTION 7.6 Public Announcements. Pioneer and Mid-Plains shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other.

     SECTION 7.7 Cooperation. Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its commercially reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the 1933 Act and the Exchange Act. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

     SECTION 7.8    Indemnification, Directors' and Officers ' Insurance.
   (a) Parent shall cause Mid-Plains and Pioneer to maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of Pioneer and Mid-Plains each of their Subsidiaries and any directors, officers or employees indemnification agreements of Pioneer and Mid-Plains and their respective Subsidiaries, (b) Parent shall cause Mid-Plains and Pioneer to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Pioneer and Mid-Plains, respectively, with respect to claims arising from facts or events which occurred on or before the Effective Time, and (c) Parent shall cause Pioneer and Mid-Plains to indemnify the directors and officers of Pioneer and Mid-Plains, respectively, to the fullest extent to which Pioneer and Mid-Plains are permitted to indemnify such officers and directors under Wisconsin Law.

     SECTION 7.9 Post-Merger Parent Board of Directors. At the Effective Time, the total number of persons serving on the Board of Directors of Parent shall be five (unless otherwise agreed in writing by Pioneer and Mid-Plains prior to the Effective Time), one of whom shall be a Pioneer Director and four of whom shall be Mid-Plains Directors.

     SECTION 7.10 Blue Sky. Pioneer and Mid-Plains will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals, if any, required to permit the distribution of the shares of Parent common stock to be issued in accordance with the provisions of this Agreement.

     SECTION 7.11 Pooling of Interests. Each of the Parties will use its best efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP, and such accounting treatment to be accepted by Mid-Plains' independent certified public accountants, and by the SEC, and each of the Parties agrees that it will take no action that would cause such accounting treatment not to be obtained.

     SECTION 7.12 Tax-Free Reorganization. Each of the Parties will use its best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368 of the Code.

                      ARTICLE VIII
                    CONDITIONS TO MERGER

     SECTION 8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

     (a) Shareholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the Shareholders of each of Pioneer and Mid-Plains and the issuance of Mid-Plains Common Stock pursuant to the Merger shall have been approved by the requisite vote of the Shareholders of Mid-Plains, in each case in accordance with Wisconsin Law;

     (b) Legality. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of (i) making the Merger illegal or otherwise prohibiting the consummation of the Merger or (ii) creating a Material Adverse Effect on Pioneer or Mid-Plains, with or without including its ownership of Pioneer and its Subsidiaries after the Merger;

     (c) Regulatory Matters. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Mid-Plains, with or without including its ownership of Pioneer and its Subsidiaries after the Merger, or Pioneer, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on any of (A) Pioneer or (B) Mid-Plains (either with or without including its ownership of Pioneer and its Subsidiaries after the Merger), or (ii) prevent the Parties from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such Parties currently anticipate receiving therefrom;

     (d) Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing by each of Pioneer and Mid-Plains of the Joint Proxy Statement to its respective Shareholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

     (e) Blue Sky. Wisconsin state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

     (f) Pooling. Each of Pioneer and Mid-Plains shall have received a letter from Kiesling Associates LLP, dated as of the Closing Date, to the effect that the transactions contemplated hereby will qualify for pooling of interests accounting treatment;

     (g) Consents Under Pioneer Agreements. Pioneer shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Mid-Plains, with or without including its ownership of Pioneer and its Subsidiaries after the Merger, or Pioneer; and

     (h) Consents Under Mid-Plains Agreements. Mid-Plains shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Mid-Plains, with or without including its ownership of Pioneer and its Subsidiaries after the Merger, or Pioneer.

     (i) Pioneer and Mid-Plains shall have received the opinions referred to in Sections 4.15 and 5.15 to the effect that, as of the date hereof, the Exchange Ratio was fair from a financial point of view to the holders of Mid-Plains Common Stock and Pioneer Common Stock.

     (j) The Parties contemplate that the concept of a confederation of independent telephone companies may be found desirable by other similarly situated companies. If one or more of such companies expresses an interest to join the Parties to this Agreement in the formation of a holding company and provides notice to that effect to Mid-Plains within ninety (90) days from the date hereof, then proceeding to satisfy the terms and conditions of this Agreement shall be conditioned upon acceptance by such third party and the Parties hereto of (1) an agreement similar in form to this Agreement, and (2) acknowledgement from each of the parties thereto that the exchange ratios contained in such an agreement are fair from the financial point of view of the holders of common stock of such parties.

     SECTION 8.2 Additional Conditions to Obligations of Pioneer. The obligations of Pioneer to effect the Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Mid-Plains contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 8.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Mid-Plains, either with or without including its ownership of Pioneer and its Subsidiaries after the Merger;

     (b) Agreements, Conditions and Covenants. Mid-Plains shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time, including by way of illustration and not limitation, satisfactory completion of its due diligence on or before January 31, 1997;

     (c) Certificates. Pioneer shall have received a certificate of an executive officer of Mid-Plains to the effect set forth in paragraphs (a) and (b) above;

     (d) Tax Opinion. (i) Pioneer shall have received an opinion of Axley Brynelson, special counsel to Pioneer for this specific purpose, dated as of the Closing Date, in form and substance reasonably satisfactory to Pioneer, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code and therefore: (A) no gain or loss will be recognized for federal income tax purposes by Mid-Plains, Pioneer or the Merger Subsidiaries as a result of the formation of the Merger Subsidiaries and the Merger; and
   (B) no gain or loss will be recognized for federal income tax purposes by the Shareholders of Pioneer upon their exchange of Pioneer Common Stock solely for Mid-Plains Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Mid-Plains Common Stock or the payment of any real property transfer or gains taxes on behalf of the Shareholders of Pioneer). In rendering such opinion, Axley Brynelson may require and rely upon representations and covenants including those contained in certificates of officers of Pioneer and Mid-Plains and others; and

          (ii) Mid-Plains shall have received the opinion described in
        Section 8.3 (d) (i) hereof, in form and substance reasonably satisfactory to Pioneer.

     (e) Bylaws Amendment, Board of Directors. Mid-Plains shall have taken all such actions as shall be necessary so that (i) the Bylaws Amendment shall become effective not later than the Effective Time; and
   (ii) at the Effective Time, the composition of Parent's Board shall comply with Section 7.9 hereof (assuming Pioneer has designated the Pioneer Director as contemplated by Section 7.9 hereof).

     (f) Schedules. Pioneer shall have received all of the schedules required to be prepared by Mid-Plains hereunder on or before January 15, 1997, and shall have satisfactorily completed its review of such schedules on or before January 31, 1997.
     SECTION 8.3    Additional Conditions to Obligations of Mid-Plains.
   The obligations of Mid-Plains to effect the Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Pioneer contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 8.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Pioneer or Mid-Plains (only after including its ownership of Pioneer and its Subsidiaries after the Merger);

     (b) Agreements, Conditions and Covenants. Pioneer shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time, including by way of illustration and not limitation, satisfactory completion of its due diligence on or before January 31, 1997;

     (c) Certificates. Mid-Plains shall have received a certificate of an executive officer of Pioneer to the effect set forth in paragraphs (a) and (b) above;

     (d) Tax Opinion. (i) Mid-Plains shall have received an opinion of Axley Brynelson, special counsel to Mid-Plains, dated as of the Effective Time, in form and substance reasonably satisfactory to Mid-Plains, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code and therefore: (A) no gain or loss will be recognized for federal income tax purposes by Mid-Plains, Pioneer or the Merger Subsidiaries as a result of the formation of the Merger Subsidiaries and the Merger; and (B) no gain or loss will be recognized for federal income tax purposes by the Shareholders of Mid-Plains as a result of the Merger. In rendering such opinion, Axley Brynelson may require and rely upon representations and covenants including those contained in certificates of officers of Mid-Plains and Pioneer and others; and

          (ii) Pioneer shall have received the opinion described in
   Section 8.2(d) (i) hereof, in form and substance reasonably satisfactory to Mid-Plains.

     (e) Schedules. Mid-Plains shall have received all of the schedules required to be prepared by Pioneer hereunder on or before January 15, 1997, and shall have satisfactorily completed its review of such schedules on or before January 31, 1997.

                      ARTICLE IX
             TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of Pioneer or Mid-Plains:

     (a) By mutual written consent of each of Pioneer and Mid-Plains;

     (b) By either Pioneer or Mid-Plains if the Merger shall not have been consummated on or before June 30, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
   Section 9.1 (b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 8.1(c) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to December 31, 1997. The Parties agree that any amendment of this Agreement to extend the Termination Date beyond December 31, 1997 shall be made without any amendment to or renegotiation of any other material provisions of this Agreement;

     (c) By either Pioneer or Mid-Plains if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) By either Pioneer or Mid-Plains if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Pioneer or Mid-Plains, with or without including its ownership of Pioneer and its Subsidiaries after the Merger;

     (e) By either Pioneer or Mid-Plains upon the occurrence of (i) a Material Adverse Effect or an event which could reasonably be expected to result in a Material Adverse Effect on Mid-Plains (either with or without including its ownership of Pioneer and its Subsidiaries after the Merger), or Pioneer, under Section 8.1 (c) hereof arising from an action by a state or federal governmental body, agency or official which has become final and nonappealable, or (ii) any other Material Adverse Effect, or an event which could reasonably be expected to result in a Material Adverse Effect on the other (which in the case of Mid-Plains shall not include its ownership of Pioneer and its Subsidiaries after the Merger), or, after the Effective Time, Mid-Plains, including its ownership of Pioneer and its Subsidiaries;

     (f) By either Pioneer or Mid-Plains if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger or, in the case of the Board of Directors or any committee of the Board of Directors of Mid-Plains, or the issuance of Mid-Plains Common Stock pursuant to the Merger Agreement, (ii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iii) shall approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party thereof, or (iv) shall resolve to take any of the actions specified in clause (i) above;

     (g) By either Pioneer or Mid-Plains if any of the required approvals of the Shareholders of Pioneer or of Mid-Plains shall fail to have been obtained at a duly held Shareholders meeting of either of such companies, including any adjournments thereof; or

     (h) Provided, however, that no termination shall be effective pursuant to Sections 9.1(f) or (g) under circumstances in which an Initial Pioneer Termination Fee or an Initial Mid-Plains Termination Fee is payable by the terminating Party under Section 9.2(b) or (c), as the case may be, unless concurrently with such termination, such termination fee is paid in full by the terminating Party in accordance with the provisions of Sections 9.2(b) or (c), as the case may be.

     SECTION 9.2 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.10, 5.16 and 10.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

     (b) If this Agreement (A) is terminated by Pioneer pursuant to
   Section 9.1 (f) hereof or by Pioneer pursuant to Section 9.1(g) hereof because of the failure to obtain the required approval from the Pioneer Shareholders or (B) is terminated as a result of Pioneer's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to Pioneer, Pioneer shall pay to Mid-Plains a termination fee of equal to 20% of all of Mid-Plains' out of pocket expenses related to preparing this Agreement and related activities (the "Initial Pioneer Termination Fee").

     (c) If this Agreement (A) is terminated by Mid-Plains pursuant to Sections 9.1 (f) hereof or Mid-Plains pursuant to Section 9.1 (g) hereof because of the failure to obtain the required approval from the Mid-Plains Shareholders, or (B) is terminated as a result of Mid-Plains's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to Mid-Plains, Mid-Plains shall pay to Pioneer a termination fee of equal to 80% of all of Pioneer's out of pocket expenses related to preparing this Agreement and related activities (the "Initial Mid-Plains Termination Fee").

     (d) Each termination fee payable under Sections 9.2(b) and (c) above shall be payable in cash within ten (10) days of written demand.

     (e) Pioneer and Mid-Plains agree that the agreements contained in Sections 9.2(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under such Sections 9.2(b) and (c), the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Marshall & Ilsley Bank from the date such fee was required to be paid.

     SECTION 9.3 Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of the Merger Agreement by the Shareholders of Pioneer or Mid-Plains, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Pioneer Shares upon consummation of the Merger, (b) alter or change any term of the Articles of Incorporation of Pioneer or the Articles of Incorporation of Mid-Plains, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Pioneer or Mid-Plains. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     SECTION 9.4 Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                      ARTICLE X
                     GENERAL PROVISIONS

     SECTION 10.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.3, 2.4, 2.5, and 7.8 hereof shall survive the Effective Time indefinitely,
   (b) the agreements and representations set forth in Sections 4.10, 4.16, 5.10, 5.16, 7.5(b), 9.2 and 10.3 hereof shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     SECTION 10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

   (a) if to Pioneer:

   Pioneer Communications, Inc.
   25 West Main Street
   Madison, WI 53703
   Attention: Douglas J. Timmerman, President
   Telecopy No.: (608) 252-8783


   (b) if to Mid-Plains:

   Mid-Plains, Inc.
   1912 Parmenter Street
   Post Office Box 620070
   Middleton, WI 53562-0070
   Attention:  Dean W. Voeks, President
   Telecopy No.: (608) 836-3227

   with a copy to:

   Axley Brynelson
   2 East Mifflin Street
   Post Office Box 1767
   Madison, WI 53701-1767
   Attention:  Daniel T. Hardy, Esq. and
   Darold J. Londo, Esq.
   Telecopy No.: (608) 257-5444

     SECTION 10.3 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those out of pocket expenses incurred by either Party in connection with the preparation and printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto, shall be paid one-third by Pioneer and two-thirds by Mid-Plains.

     SECTION 10.4   Certain Definitions.  For purposes of this
   Agreement, the following terms shall have the following meanings:

     (a) "1933 Act" means the Securities Act of 1933, as the same may be amended from time to time, and "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

     (b) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock or other equity interests, as trustee or executor, by contract or credit arrangement or otherwise.

     (d) "knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

     (e) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the telecommunications industry, (B) the United States economy or (c) the United States securities markets if, in any of (A),
   (B) or (C), the effect on Pioneer or Mid-Plains, determined without including its ownership of Pioneer after the Merger, (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole. All references to Material Adverse Effect on Mid-Plains or its Subsidiaries contained in Article IV, V or VI of this Agreement shall be deemed to refer solely to Mid-Plains and its Subsidiaries without including its ownership of Pioneer and its Subsidiaries after the Merger.

     (f) "Material Investment" means (a) as to Pioneer, any person which Pioneer directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $50,000, excluding, however, any person which is a Subsidiary of Pioneer; and (b) as to Mid-Plains, any person which Mid-Plains directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $200,000, excluding, however, any person which is a Subsidiary of Mid-Plains.

     (g) "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

     (h) "Subsidiary", "Pioneer Subsidiary", or "Mid-Plains Subsidiary" means any corporation or other legal entity of which Pioneer or Mid-Plains, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 10.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 10.7   Entire Agreement; No Third-Party Beneficiaries.
   This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.8 (Indemnification, Directors' and Officers' Insurance) and Section 7.9 (Post-Merger Parent Board of Directors), is not intended to confer upon any person other than Pioneer, Mid-Plains, Parent, and the Merger Subsidiaries and, after the Effective Time, their respective Shareholders, any rights or remedies hereunder.

     SECTION 10.8 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin applicable to contracts executed in and to be performed entirely within that State.

     SECTION 10.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

   MID-PLAINS, INC.


   By:/s/Dean W. Voeks
     Dean W. Voeks, President



   PIONEER COMMUNICATIONS, INC.


   By:/s/Douglas J. Timmerman
     Douglas J. Timmerman, President

   F:\EAFDATA\1740\44911\MERGER.AGR